Exhibit 10.26.1

EGTRRA ADOPTION AGREEMENT ADDENDUM
FOR #01003 and #01005

The Employer hereby agrees that the following elections and terms shall be part of the Prototype Defined Contribution Plan Document #01.

TOP-HEAVY MODIFICATIONS

1.	Minimum Benefits for Employees Also Covered Under Another Plan:

(a)
If the Employer maintains another plan(s) covering any Participant under this Plan, the minimum allocation requirements applicable to Top-Heavy Plans will be satisfied as provided in the Adoption Agreement for the Plan.

(b)	This minimum allocation will be satisfied as follows (describe the top-heavy contribution formula):

( )	3% of each Participant’s Compensation;
(X)	3% of each Non-Key Participant’s Compensation;
( )	Other:______________________________

PORTABILITY ELECTIONS

2.	Direct Rollovers: The Plan will accept a Direct Rollover of an Eligible Rollover Distribution from: (Check each that applies or N/A.)

( )	N/A. The Plan will not accept Direct Rollovers from any plan.
(X)	a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions.
( )	a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions.
(X)	an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions.
(X)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

3.	Participant Rollover Contributions from Other Employer Plans: The Plan will accept a Participant contribution of an Eligible Rollover Distribution from: (Check each that applies or N/A.)

( )	N/A. The Plan will not accept Rollover Contributions from any employer plan.

(X)	a qualified plan described in Section 401(a) or 403(a) of the Code.

(X)	an annuity contract described in Section 403(b) of the Code.

(X)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

4.	Participant Rollover Contributions from IRAs:

The Plan (X) will (   ) will not accept a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

5.	Effective Date of Direct Rollover and Participant Rollover Contribution Provisions:

Section 6 of the EGTRRA Plan Amendment Addendum, “Rollovers From Other Plans”, shall be effective: 01-25-2006
(Enter a date no earlier than January 1, 2002.)

TREATMENT OF ROLLOVERS IN CASH-OUT PROVISIONS

6.	Treatment of Rollovers in Application of Involuntary Cash-out Provisions:

(a)
The Employer: (choose one) (X) elects (   ) does not elect to exclude Rollover Contributions in determining the value of the Participant’s nonforfeitable account balance for purposes of the Plan’s involuntary cash-out rules.

(b)
If the Employer has elected to exclude Rollover Contributions, the election shall apply with respect to distributions made after: 01-25-2006 (Enter a date no earlier than December 31, 2001.) with respect to Participants who separated from service after: 01-25-2006 (Enter date. The date may be earlier than December 31, 2001.)

SEVERANCE FROM EMPLOYMENT AS A DISTRIBUTABLE EVENT

7.	Section 8 of the EGTRRA Plan Amendment Addendum, “Distribution Upon Severance from Employment”, shall apply for distributions after: 01-25-2006 (Enter a date no earlier than December 31, 2001.),

( )	(a) regardless of when the severance from employment occurred; or

(X)	(b) for severances from employment occurring after 01-25-2006. (Enter date.)

CATCH-UP CONTRIBUTIONS

8.	Section 9 of the EGTRRA Plan Amendment Addendum, Catch-up Contributions:

(X)	(a) shall apply to contributions after 01-25-2006 (Enter a date no earlier then December 31, 2001.)

( )	(b) shall not apply.

9.	Matching Contributions and Catch-up Contributions

Matching Contributions (X) will (   ) will not be made in accordance with the Matching Contribution formula specified in the Adoption Agreement with regard to Catch-up Contributions.

SUSPENSION AFTER HARDSHIP DISTRIBUTIONS

10.	Suspension Period for Hardship Distributions:

(X)	(a)
A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and Employee Contributions under this and all other plans of the Employer for 6 months after receipt of the distribution or until January 1, 2002, if later.

( )	(b)
A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and Employee Contributions under this and all other plans of the Employer for the period specified in the provisions of the plan relating to suspension of Elective Deferrals that were in effect prior to this Amendment.

VESTING OF EMPLOYER MATCHING CONTRIBUTIONS

11.	“Vesting of Employer Matching Contributions” under Section 11 of the EGTRRA Plan Amendment Addendum:

(   )  (a)   shall apply to all Participants with accrued benefits derived from Employer Matching Contributions.

(X)  (b)  shall apply only to Participants with accounts derived from Matching Contributions who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001.

12.	Vesting Schedule for Employer Matching Contributions

(   )  (a)    Option 1. A Participant’s accrued benefit derived from Employer Matching Contributions shall be fully and immediately vested.

(   )  (b)    Option 2. A Participant’s accrued benefit derived from Employer Matching Contributions shall be nonforfeitable upon the Participant’s completion of three years of vesting service.

(X)  (c)    Option 3. A Participant’s accrued benefit derived from Employer Matching Contributions shall vest according to the following schedule:

Years of vesting service	Nonforfeitable percentage
Less than 1	0
1 Year of Service	34
2 Years of Service	67	(not less than 20%)
3 Years of Service	100	(not less than 40%)
4 Years of Service	100	(not less than 60%)
5 Years of Service	100	(not less than 80%)
6 Years of Service		100%

EMPLOYER ADOPTION

The undersigned Employer acknowledges receipt of a copy of the Plan Addendum for the EGTRRA Amendments. The undersigned Employer also acknowledges that it has relied upon the advice of their tax advisor regarding the completion of this amendment and the legal and tax implications of amending the Plan. This Amendment is not effective until the Employer signs below.

Name of Employer: BioFuel Energy, L.L.C.

Authorized Signature: /s/ Scott H. Pearce                                                                   Date: December 1, 2006